SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

(Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934)

Date of Report (Date of earliest event reported): March 5, 2007

SENETEK PLC

(Exact Name of Registrant as Specified in Charter)

England	0-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

831 Latour Court, Suite A Napa, California	94458
(Address of Principal Executive Offices)	(Zip Code)

(707) 226-3900

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 5, 2007, Senetek Plc (the “Company”) entered into an agreement (“Payment Agreement”) with Mr. William F. O’Kelly, the Company’s Chief Financial Officer that requires the Company to to make certain severance payments to Mr. O’Kelly in the event his employment his terminates under certain circumstances. Under the terms of the Payment Agreement (which was approved by the Board of Directors following the recommendation of the Board’s Compensation Committee), if: (A) following a Change of Control, the Company does not retain Mr. O’Kelly as Chief Financial Officer or he is not offered a position of Equivalent Authority by the Company or a Successor Enterprise or (B) Mr. O’Kelly does not continue his employment with the Company or a Successor Enterprise after a Relocation, then, in either such event, the Company will continue to pay him his base salary as at the date of the Change of Control or Relocation for a period of six months following his separation from the Company or the Sucessor Enterprise. The terms “Change of Control”, “Equivalent Authority”, “Relocation” and “Successor Enterprise” are defined in the Payment Agreement.

The foregoing description is qualified in its entirety by the terms of the executed Payment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; CompensatoryArrangements of Certain Officers

5.02(e) - The information provided under Item 1.01 is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Number	Exhibit
10.1	Letter Agreement dated March 5, 2007 between Senetek Plc and Mr. William F. O’Kelly, entitled “Payments in the Event of Certain Changes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2007		SENETEK PLC
(Registrant)

	By:	/s/ William F. O’Kelly
	Name:	William F. O’Kelly
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10.1	Letter Agreement dated March 5, 2007 between Senetek Plc and Mr. William F. O’Kelly, entitled “Payments in the Event of Certain Changes”.